Exhibit 10.7
AMENDATORY AGREEMENT

AMENDATORY AGREEMENT dated as of November 18, 2009, by and between NATIONAL PENN BANK, a national banking association ("Employer"); and DONALD P. WORTHINGTON ("Employee").

BACKGROUND

1.           Employee is presently employed as an executive officer of Employer, pursuant to an employment agreement with Employer dated September 24, 2002 (the “Employment Agreement”), which amends and incorporates by reference an employment agreement dated July 1, 2001 (the “Original Employment Agreement”).

2.           Employer and Employee desire to amend various sections of the Employment Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein, and each intending to be legally bound, Employer and Employee agree as follows:

1.           Background.  The matters set forth in the "Background" section of this Amendatory Agreement are incorporated by reference herein.

2.           Amendment to Term of Agreement Provision.  Section 8 of the Employment Agreement is hereby amended to read in its entirety as follows:

“8.  If the Employment Agreement referenced in Paragraph 1 of this Agreement, as amended and supplemented by this Agreement, is not terminated on or before March 24, 2010, then, on such date, the term of this Agreement shall be automatically extended by adding two years to the term so that the term shall then end on March 24, 2012.”

3.           Amendment to Automobile Provision.  Section 6.E. of the Original Employment Agreement is hereby deleted and replaced in its entirety by the following:

“6.E.   Executive shall be entitled to the receipt of an automobile allowance, in such amount as shall be determined by Employer from time to time, but in no event less than $750.00 per month.”

4.           Amendment to Severance Provision.  Section 7.A. of the Original Employment Agreement is hereby deleted and replaced in its entirety by the following:

“7.A.  Termination Without Cause.  Employer may terminate Employee’s employment at any time without cause (as defined in Section 8 hereof).  In such event, the Employer shall continue to pay the Employee his base salary through March 24, 2012.”

5.           Ratification.  As amended hereby, the Employment Agreement is hereby ratified, confirmed and approved.

6.           Governing Law.  This Amendatory Agreement shall be governed by and construed in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, the parties hereto have executed this Amendatory Agreement as of the date first above written.

NATIONAL PENN BANK

Attest:	/s/ Scott V. Fainor		By:	/s/ Glenn E. Moyer
	Name:	Scott V. Faino		Name:	Glenn E. Moyer
	Title:	President & CEO		Title:	Chairman

Witness:	/s/ Glenn E. Moyer			/s/ Donald P. Worthington
Donald P. Worthington